UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 10, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% Series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Subro RSA

As previously disclosed, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with the Corporation, the “Debtors”) entered into a Restructuring Support Agreement dated as of September 22, 2019 among the Debtors and holders of insurance subrogation claims identified in the Debtors’ Form 8-K filed on September 26, 2019 as “Consenting Creditors,” which agreement was amended and restated on November 1, 2019 and subsequently amended on November 13, 2019, November 18, 2019 and December 6, 2019 (as amended, the “Subro RSA”).

On December 10, 2019, the Debtors entered into an amendment to the Subro RSA with the Requisite Consenting Creditors (as defined in the Subro RSA).  The amendment extends the deadline for obtaining Bankruptcy Court approval of the Subro RSA from December 11, 2019 to December 16, 2019.

On December 16, 2019, the Debtors entered into an amendment to the Subro RSA with the Requisite Consenting Creditors.  The amendment extends the deadline for obtaining Bankruptcy Court approval of the Subro RSA from December 16, 2019 to December 18, 2019.

Item 8.01 Other Events.

Proposed Plan dated as of December 12, 2019

On December 12, 2019, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, LP and certain funds and accounts managed or advised by Knighthead Capital Management, LLC (together, the “Shareholder Proponents”), filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated December 12, 2019 with the Bankruptcy Court (the “Proposed Plan”).  A copy of the Proposed Plan is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Backstop Commitment Letters

On December 16, 2019, the Corporation extended the early deadline for potential backstop parties to submit backstop commitments from 6:00 pm PT on December 16, 2019 to 6:00 pm PT on December 20, 2019 and extended the final deadline for such submissions from 5:00 pm ET on December 20, 2019 to 5:00 pm ET on December 24, 2019.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information. The information contained on such website is not part of this or any other report that PG&E Corporation or the Utility files with, or furnishes to, the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated December 12, 2019
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: December 16, 2019	By:	/s/ JASON P. WELLS
		Name:	Jason P. Wells
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: December 16, 2019	By:	/s/ DAVID S. THOMASON
		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer and Controller